UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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ORTHOVITA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ORTHOVITA, INC.

45 GREAT VALLEY PARKWAY

MALVERN, PENNSYLVANIA 19355

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON July 24, 2006

DEAR ORTHOVITA, INC. SHAREHOLDERS:

The annual meeting of ORTHOVITA, INC. will be held at Orthovita’s offices, 91 Great Valley Parkway, Malvern, Pennsylvania, 19355, on July 24, 2006 at 4:00 p.m., local time, for the following purposes:

1.	To elect seven directors to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected or appointed; and

2.	To act upon such other matters as may properly come before the meeting.

Holders of Orthovita’s Common Stock of record at the close of business on April 28, 2006 are entitled to receive this notice and to vote at the meeting and any adjournments.

By Order of the Board of Directors,

JOSEPH M. PAIVA
Corporate Secretary

Malvern, Pennsylvania, USA

May 1, 2006

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT

YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE

ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE

OR VIA THE INTERNET.

ORTHOVITA, INC.

45 GREAT VALLEY PARKWAY

MALVERN, PENNSYLVANIA 19355

PROXY STATEMENT

QUESTIONS AND ANSWERS

1.	Q: WHO IS SOLICITING MY VOTE?

A: This proxy solicitation is being made on behalf of the Board of Directors of Orthovita, Inc. (“Orthovita” or “the Company”) for use at the 2006 Annual Meeting of Shareholders.

2.	Q: WHAT MAY I VOTE ON?

A:	•	The election of seven directors to serve on Orthovita’s Board of Directors for the ensuing year; and

	•	Any other matter that may properly come before the meeting.

3.	Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSAL?

A: The Board recommends a vote FOR each of the nominees named in this proxy statement.

4.	Q: WHO IS ENTITLED TO VOTE?

A: Only shareholders of record on April 28, 2006, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

5.	Q: HOW DO I VOTE?

A: There are three ways to vote – by telephone from the U.S. or Canada, by Internet OR by mail.

(1)	To vote by telephone, follow the “VOTE BY TELEPHONE” instructions on the proxy card. The proxy card has your unique and confidential control number at the bottom of the page.

(2)	To vote online via the Internet, follow the “VOTE BY INTERNET” instructions on the proxy card. The proxy card has your unique and confidential control number. You must access the Company’s Transfer Agent’s website directly to vote your shares. Do not discard your login number and password, since it will be needed if you choose to revoke your vote at a later time (see 6. (d) below).

(3)	To vote by mail, complete, sign, date and return the proxy card in the prepaid envelope.

Proxies that are properly voted and are received by Orthovita prior to the meeting will be voted in accordance with the instructions contained thereon. If you return your signed proxy card but do not mark the boxes showing how you wish to vote and the executed proxy is not revoked, your shares will be voted FOR the proposal to elect the nominees to serve on the Board.

6.	Q: CAN I REVOKE MY PROXY?

A: Yes. You have the right to revoke your proxy, whether voted by telephone, by Internet or by mail at any time before the meeting by:

(a) notifying the Corporate Secretary at the address shown on the Notice of the Annual Meeting;

(b) voting in person;

(c) returning a later dated proxy card; OR

(d) voting via the Internet at a later date.

7.	Q: WHO WILL COUNT THE VOTES?

A: The Company’s transfer agent, StockTrans, Inc., will serve as judge of election for the Annual Meeting. Representatives of StockTrans, Inc. will count the votes.

8.	Q: IS MY VOTE CONFIDENTIAL?

A: Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to the Transfer Agent, and handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit the Transfer Agent to tabulate and certify the vote; and (2) as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential unless you ask that your name be disclosed.

9.	Q: HOW MANY SHARES CAN VOTE?

A: As of the record date for the Annual Meeting, the Company had outstanding 52,340,127 shares of Common Stock. A record holder of outstanding shares of Common Stock on the record date is entitled to one vote per share held on each matter to be considered.

10.	Q: WHAT IS A “QUORUM”?

A: There must be a quorum for the meeting to be held. The presence at the Annual Meeting, by person or by proxy, of shareholders representing a majority of the votes represented by the Common Stock is necessary to constitute a quorum for the transaction of business. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. A WITHHELD vote will also be counted for purposes of determining whether a quorum is present.

11.	Q: WHAT ARE THE VOTING REQUIREMENTS TO APPROVE A PROPOSAL?

A: Assuming a quorum is present, nominees for director must receive a plurality of the votes cast to be elected. This means that the seven candidates receiving the highest number of votes will be elected. Any other proposal that may properly be brought before the meeting must receive the affirmative vote of a majority of the votes cast by the shareholders. Neither abstentions nor withheld votes will have any effect on the outcome of the vote, but both abstentions and withheld votes will be counted for the purposes of determining whether a quorum is present.

12.	Q: WHAT ARE BROKER NON-VOTES?

A: A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes have no effect on a vote. However, if a broker or other nominee has the authority to vote on any matter considered at the meeting, other than a procedural matter, and submits a proxy with respect to that matter, the shares subject to the vote will be deemed to be present for the purposes of determining whether a quorum is present.

13.	Q: WHO CAN ATTEND THE ANNUAL MEETING?

A: All shareholders of record as of April 28, 2006 may attend.

14.	Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: The Company does not know of any business to be considered at the 2006 Annual Meeting other than consideration of the proposal described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to the person named on the proxy card and, to vote on such matters at his discretion.

15.	Q: HOW WILL PROXIES BE SOLICITED?

A: The Company will pay the cost of solicitation of proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in doing so. To the extent necessary in order to ensure sufficient representation at the meeting, the Company may request, in person, by telephone or telecopy, the return of proxy cards. This solicitation may be made by the Company’s directors, officers or regular employees. The Company may also employ an outside firm to assist in the solicitation of proxies at the Company’s expense.

16.	Q: CAN A SHAREHOLDER RECOMMEND A CANDIDATE FOR NOMINATION AS A DIRECTOR OF ORTHOVITA?

A: As a shareholder, you may recommend any person as a nominee for director by writing to the Nominating Committee of the Board of Directors, c/o Orthovita, Inc., 45 Great Valley Parkway, Malvern, PA 19355. Recommendations must be received by January 1, 2007 to be considered in connection with the determination of nominees for election as directors at the 2007 Annual Meeting. The recommendation must indicate the following:

•	the name, residence and business address of the recommending shareholder.

•	a representation that the recommending shareholder is a record holder of our Common Stock or holds our Common Stock through a broker.

•	the number of shares held by the recommending shareholder.

•	information regarding each recommended person that would be required to be included in a proxy statement.

•	a description of any arrangement or understanding between the shareholder and each recommended person.

•	the written consent of each recommended person to serve as a director, if elected.

17.	Q: WHEN WAS THIS PROXY STATEMENT MAILED TO SHAREHOLDERS?

A: This proxy statement and accompanying form of proxy were first mailed to shareholders on or about May 10, 2006.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to Orthovita regarding the beneficial ownership of the Common Stock as of April 28, 2006 (except as specified below) by (1) all beneficial owners of 5% or more of the Common Stock; (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table included elsewhere in this proxy statement; and (4) all executive officers, directors and nominees of Orthovita as a group.

Name and Address	Total Number of Shares Beneficially Owned (1) (2)		Ownership Percent of Total (3)
Angiotech Pharmaceuticals, Inc.	5,681,818	(4)	10.9%
Alec N. Litowitz Supernova Management LLC Magnetar Capital Partners, LLC Magnetar Financial, LLC	4,510,024	(5)	8.6%
Cortina Asset Management, LLC	3,098,946	(6)	5.9%
Samuel D. Isaly OrbiMed Advisors LLC OrbiMed Capital LLC	2,671,999	(7)	5.1%
Antony Koblish	720,680	(8)	1.4%
Erik M. Erbe, Ph.D.	479,135	(9)	*
Joseph M. Paiva	354,458	(10)	*
Maarten Persenaire	313,135	(11)	*
David Fitzgerald	104,738	(12)	*
Robert M. Levande	96,393	(13)	*
Mary Paetzold	88,071	(14)	*
Morris Cheston, Jr.	81,393	(15)	*
Russell B. Whitman	63,488	(16)	*
Christopher H. Smith	294,291	(17)	*
Joseph Harris	38,488	(18)	*
Directors and executive officers as a group (12 persons)	2,945,206	(19)	5.6%
*	Less than 1%
(1)	This table is based on information supplied by officers, directors and principal shareholders of Orthovita and on any Schedules 13D or 13G filed with the SEC. Each of the shareholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.
(2)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (“SEC”) and means voting or investment power with respect to securities. For this purpose, the total number of shares beneficially owned includes shares that can be acquired upon the exercise of stock options currently exercisable or within sixty days of April 28, 2006.
(3)	Applicable percentage of ownership is based on 52,340,127 shares of Common Stock outstanding on April 28, 2006. Shares of Common Stock issuable upon the exercise of stock options exercisable currently, or within 60 days of April 28, 2006, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(4)	Includes 5,681,818 shares Company Common Stock held by Angiotech Pharmaceuticals, Inc. (“Angiotech”). The address of Angiotech is 1618 Station Street, Vancouver, British Columbia V6A 1B6 Canada. The information in this note is derived from a Schedule 13D filed with the Securities and Exchange Commission on June 10, 2005 by Angiotech.
(5)	Alec N. Litowitz is the manager of Supernova Management LLC (“Supernova”), a Delaware limited liability company, which is the controlling member of Magnetar Capital Partners, LLC (“Magnetar Partners”). Magnetar Partners is the sole member and parent holding company of Magnetar Financial, LLC (“Magnetar Financial”), a Delaware limited liability company and a registered investment advisor. Magnetar Financial serves as the investment advisor to Magnetar Capital Master Fund, Ltd. a Cayman Island exempted company, and Magnetar Capital Assets Fund, Ltd. a Cayman Islands exempted company. Magnetar Financial serves as investment advisor to these funds and has voting and investment power over the 3,655,440 shares of Company Common Stock held by these funds. In addition, Magnetar Partners is also the sole member and parent holding company of Magnetar Investment Management LLC, a Delaware limited liability company and a registered investment adviser that exercises voting and dispositive power over the 854,584 shares held by certain managed accounts. The address of Mr. Litowitz, Supernova, Magnetar Partners and Magnetar Financial is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60210. The information in this note is derived from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by Mr. Litowitz, Supernova, Magnetar Partners and Magnetar Financial.
(6)	Includes 3,098,946 shares Company Common Stock held by Cortina Asset Management, LLC (“Cortina”). The address of Cortina is 330 E. Kilbourn Avenue, Suite 850, Milwaukee, Wisconsin 53202. The information in this note is derived from a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2006 by Cortina Asset Management, LLC.
(7)	OrbiMed Advisors LLC (“OrbiMed Advisors”) and OrbiMed Capital LLC (“OrbiMed Capital”) are registered investment advisers. OrbiMed Advisors and OrbiMed Capital hold 1,789,999 shares of Company Common Stock on behalf of Caduceus Private Investments LP, 35,000 shares Company Common Stock on behalf of OrbiMed Associates LLC and 847,000 shares Company Common Stock on behalf of UBS Juniper Crossover Fund LLC. Samuel D. Isaly (“Isaly,” and together with OrbiMed Advisors and OrbiMed Capital, collectively the “OrbiMed Parties”) shares voting and dispositive power over 2,671,999 shares of Company Common Stock with OrbiMed Advisors and OrbiMed Capital. Isaly is a control person of each of OrbiMed Advisors and OrbiMed Capital. The address of the OrbiMed Parties is 767 Third Avenue, 30th Floor, New York, NY 10017. The information in this note is derived from Amendment No. 2 to Schedule 13G, filed with the Securities and Exchange Commission on February 10, 2006 by the OrbiMed Parties.
(8)	Includes 718,380 shares underlying stock options.
(9)	Includes 479,135 shares underlying stock options.
(10)	Includes 352,458 shares underlying stock options.
(11)	Includes 307,635 shares underlying stock options.
(12)	Includes 101,250 shares underlying stock options.
(13)	Includes 87,500 shares underlying stock options.
(14)	Includes 84,583 shares underlying stock options.
(15)	Includes 72,500 shares underlying stock options.
(16)	Includes 60,000 shares underlying stock options.
(17)	Includes 294,291 shares underlying stock options.
(18)	Includes 35,000 shares underlying stock options.
(19)	Includes 2,903,668 shares underlying stock options.

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected to hold office until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified. All of the nominees were previously elected by the shareholders.

The Board of Directors believes that the nominees will be able to serve as directors, if elected. If any nominee is unable to stand for re-election, proxies will be voted for the election of such other person as the Board of Directors may recommend, unless the Board reduces the number of directors.

Set forth below is certain information concerning the nominees for election as directors:

NOMINEES FOR THE BOARD OF DIRECTORS

Name and Length of Service as Director	Age	Principal Occupation and Certain Directorships
Morris Cheston, Jr. Director since May 2001	68	Mr. Cheston has been a partner in the law firm of Ballard Spahr Andrews & Ingersoll, LLP since 1971. Mr. Cheston is active in numerous civic and charitable organizations including currently serving as the Chairman of the Board of Managers of Pennsylvania Hospital and as a Trustee, and a Member of the Executive Committee of the University of Pennsylvania Health System. Mr. Cheston received a Bachelor of Arts degree from Princeton University and his Juris Doctor from Harvard Law School.

David Fitzgerald Director since December 2002	72	From October 1970 until his retirement in January 1996, he served in several capacities for Pfizer, Inc and its subsidiaries, Howmedica, Inc., including, most recently President and Chief Executive Officer of Howmedica, Executive Vice President of Pfizer Hospital Products Group and Vice President of Pfizer, Inc. Mr. Fitzgerald is currently a director at LifeCell Corporation, a publicly traded tissue implant company, and Arthrocare Corp., a publicly traded developer of a technology platform for soft tissue surgical procedures. Mr. Fitzgerald has a Bachelor of Science degree from American International College and a Master of Business Administration degree from New York University.

Joseph L. Harris Director since April 2005	59	Mr. Harris has been a partner and fund manager of Trillium Lakefront Partners, III, a technology venture capital fund since May 2004. From October 2002 until May 2004, Mr. Harris was a consultant to Trillium Group structuring Trillium Lakefront Partners, III. From 2000 to October 2002, Mr. Harris was Senior Vice President of Corporate Development for Cantel Medical Corp, and from 1996 to 2000, he served as Senior Vice President and Director of Corporate Strategy and Development for SmithKline Beecham, predecessor to Glaxo SmithKline. Mr. Harris practiced as a certified public accountant with Coopers & Lybrand and as an attorney with the MacKenzie Law Firm. He currently serves on the board of directors of Diomed, Inc. a publicly traded medical device company. Mr. Harris holds a Bachelor of Science degree in accounting, a Master of Business Administration degree in finance and a Juris Doctor from Syracuse University.

Antony Koblish Director since April 2002	40	Mr. Koblish has served as President and Chief Executive Officer of Orthovita since April 2002, after serving as Senior Vice President of Orthovita’s Commercial Operations since June 2001. From January 1999 to June 2001, Mr. Koblish managed Orthovita’s Worldwide Marketing division. Prior to 1999, Mr. Koblish served as Director of Marketing and Product Development, Reconstructive Specialty Group of Howmedica, Inc., a subsidiary of Pfizer, Inc. Mr. Koblish earned a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute and a Master of Science degree in Engineering, Mechanical Engineering and Applied Mechanics from the University of Pennsylvania.

Name and Length of Service as Director	Age	Principal Occupation and Certain Directorships
Robert M. Levande Director since May 2000	57	Mr. Levande has been Managing Director at MDB Capital Group LLC since May 2003. He served as Managing Director at Gilford Securities, Inc., an investment firm, from April 2002 to April 2003. In addition, he founded and has served as president of the Palantir Group, Inc., a private consulting firm specializing in providing strategic advice to entrepreneurs in the medical technology industry since January 1999. Mr. Levande currently serves as a director of VirnetX Inc., a private company developing security solutions for voice IP telephone and instant messaging. From 1972 to 1998, Mr. Levande served in various managerial positions with Pfizer Inc. including Vice President – Business Analysis & Development of its Medical Technology Group (1996 to 1998) and Senior Vice President of Howmedica Inc. (1987-1996). Mr. Levande received his Bachelor of Science degree from the Wharton School of Finance and Commerce of the University of Pennsylvania and his Master of Business Administration degree from Columbia University.

Mary Paetzold Director since February 2003	56	Ms. Paetzold is a retired CPA with over 30 years of experience with public and private companies. From 1994 through February 2000, Ms. Paetzold served as Vice President, chief financial officer, and director (1996-1997) of Ecogen, Inc., a publicly traded agricultural biotechnology company. From 1973 through 1994, Ms. Paetzold practiced with KPMG Peat Marwick, LLP, serving as a partner from 1984 until 1994. Ms. Paetzold currently serves as a director and chairman of the audit committee for Immunomedics, Inc., a publicly traded biotechnology company. Ms. Paetzold has a Bachelor of Arts in Mathematics from Montclair State University.

Russell B. Whitman Director since October 2003	61	Prior to his retirement, from 1996 to 2000 Mr. Whitman served as President and CEO of Matrix Biotechnologies, a development stage company engaged in the development of medical implants for articular cartilage repair. From 1987 through 1995, Mr. Whitman served as CEO of Curative Technologies, Inc. and served as that Company’s Chairman from 1990 to 1995. From 1969 through 1987, Mr. Whitman was employed by Pfizer, Inc. in a variety of management positions, most recently as Senior Vice President for Pfizer’s Hospital Products Group. Mr. Whitman was previously Chairman and a Board member of the New York Biotechnology Association and a member of the Board of Trustees of the Long Island High Technology Incubator. Mr. Whitman earned a Bachelor of Science degree in Chemistry from St. Lawrence University and a Master of Business Administration degree from the Wharton Graduate School of the University of Pennsylvania.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Other Corporate Governance Documents

Orthovita’s Corporate Governance Guidelines, which include guidelines for determining director independence and other matters relating to Orthovita’s corporate governance, are available on Orthovita’s website. In addition, Orthovita’s other corporate governance documents, including the Charter of the Audit Committee, the Charter of the Nominating and Corporate Governance Committee, the Charter of the Compensation Committee and Orthovita’s Code of Conduct, are also available on Orthovita’s website. Shareholders may access these documents on the Company Profile—Corporate Governance page of Orthovita’s website at www.orthovita.com.

Orthovita’s website is not part of this proxy statement and references to Orthovita’s website address are intended to be inactive textual references only.

Board Independence

The Board of Directors has determined that Morris Cheston, Jr., David Fitzgerald, Joseph Harris, Robert M. Levande, Mary Paetzold and Russell B. Whitman are each an independent director within the meaning of the rules of the Nasdaq Stock Market, Inc. In addition, the Board has determined that each of the members of the Audit Committee and the Compensation Committee are also independent within the meaning of the rules of the Nasdaq Stock Market, Inc., including additional rules relating to Audit Committee members.

Executive Sessions of Independent Directors

The independent directors meet at regularly scheduled meetings without the presence of any director who is not independent. The independent directors met periodically throughout the year ended December 31, 2005.

Board of Directors and Board Committees

The Board of Directors held 18 meetings during 2005, of which 11 meetings were held telephonically. It is the Board’s policy that directors should attend Orthovita’s annual meeting of shareholders absent exceptional cause. All Board members attended the 2005 annual meeting.

The Board has a standing Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee. These committees, their principal functions and their respective memberships are described below.

Audit Committee

The Audit Committee provides oversight of the quality and integrity of Orthovita’s financial statements, internal controls and financial reporting process. In addition, the Audit Committee oversees Orthovita’s process to manage business and financial risks and compliance with legal, ethical and regulatory requirements. The Audit Committee meets at least quarterly with management and outside independent registered public accountants to discuss Orthovita’s financial statements and earnings press releases prior to any public release or filing of the information, reviews the performance and independence of the Company’s independent registered public accountants, selects Orthovita’s independent registered public accountants and pre-approves all audit and non-audit services rendered by Orthovita’s independent registered public accountants.

The current members of the Audit Committee are Mary Paetzold, who serves as Chairperson, Morris Cheston, Jr. and Robert M. Levande.

The Board has determined that Mary Paetzold qualifies as an “audit committee financial expert” as that term is defined in SEC regulations, and, therefore, Ms. Paetzold qualifies as a financially sophisticated audit committee member as required by rules of The Nasdaq Stock Market, Inc.

The Audit Committee held 8 meetings during the year ended December 31, 2005, of which 3 meetings were held telephonically.

Compensation Committee

The Compensation Committee is responsible for reviewing Orthovita’s compensation philosophy and the adequacy of compensation plans and programs for directors, executive officers and other Company employees. In addition, the Compensation Committee reviews compensation arrangements and incentive goals for executive officers and oversees the administration of Orthovita’s compensation plans. The Compensation Committee reviews the performance of executive officers and awards incentive compensation and adjusts compensation arrangements as appropriate based upon performance.

The current members of the Compensation Committee are Russell B. Whitman, who serves as Chairperson, David Fitzgerald and Joseph Harris.

The Compensation Committee held 9 meetings during the year ended December 31, 2005, of which 5 meetings were held telephonically.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Governance Committee”) assists the Board in fulfilling its responsibilities regarding the oversight of the composition of the Board and other corporate governance matters. Among its other duties, the Nominating and Corporate Governance Committee advises the Board regarding the operations of the Board and recommends to the Board the director nominees for election as directors at the next annual meeting of shareholders, as well as individuals to fill vacancies on the Board. In addition, the Governance Committee recommends to the Board the responsibilities, structure, operation and membership of each Board committee. The Governance Committee oversees the Board’s annual evaluation of its performance and the performance of other Board committees. In addition, the Governance Committee develops and recommends to the Board corporate governance guidelines for Orthovita and periodically reviews such guidelines.

The current members of the Governance Committee are Morris Cheston, Jr., who serves as Chairperson, David Fitzgerald, and Russell Whitman.

The Governance Committee held one meeting during the year ended December 31, 2005.

Consideration of Director Candidates

The Governance Committee considers candidates for Board membership. In evaluating potential candidates, the Governance Committee will consider, among others things, the degree to which a potential candidate fulfills a current Board need (e.g., the need for an audit committee financial expert), as well as the candidate’s ability and commitment to understand Orthovita and its industry and to devote the time necessary to fulfill the role of director (including without limitation regularly attending and participating in meetings of the Board and its Committees). In its consideration of potential candidates, the Governance Committee considers the overall competency of the Board in the following areas: (i) industry knowledge; (ii) accounting and finance (iii) business judgment; (iv) management; (v) leadership; (vi) business strategy; (vii) crisis management, and (viii) corporate governance.

As described above under “Questions and Answers - Can a Shareholder Recommend a Candidate for Nomination as a Director of Orthovita?,” the Governance Committee will consider Board candidates for nomination recommended by shareholders if specified procedures are followed. The Governance Committee’s process for identifying and evaluating candidates is the same with respect to candidates recommended by members of the Board, management, shareholders or others.

Communications with the Board

Shareholders or interested persons may send communications to the Board of Directors in writing, addressed to the full Board of Directors or to the independent directors, c/o the Secretary or Corporate Counsel, Orthovita Inc., 45 Great Valley Parkway, Malvern, PA 19355, telephone 610-640-1775 or email to: investorrelations@orthovita.com. Shareholders and other interested parties may contact the Audit Committee to report complaints about Orthovita’s accounting, internal accounting controls or auditing matters by writing the Audit Committee c/o the Secretary or Corporate Counsel, Orthovita, Inc. at the same address. All written communications so addressed will be promptly forwarded to the specified individual directors, or, if applicable, to all the members of the Board as deemed appropriate by the Secretary or Corporate Counsel. You can report your concerns to the Board of Directors, the independent directors or the Audit Committee anonymously or confidentially.

Code of Conduct

Orthovita has a Code of Conduct applicable to all of its officers, other employees and directors. Among other things, the Code of Conduct encourages a culture of honesty, accountability and mutual respect, to provide guidance to recognize and deal with ethical issues and to provide mechanisms to report unethical conduct. The Code of Conduct provides for the prompt internal reporting of violations of the Code of Conduct to an appropriate person identified in the Code of Conduct and contains provisions regarding accountability for adherence to the Code of Conduct. The Company intends to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Company’s Code of Conduct by disclosing such matters in the Investors section of its website.

Directors’ Compensation

Employee directors do not receive any additional compensation for service on the Board or its committees. Directors receive cash reimbursement for travel expenses to the Board meetings, and Orthovita obtains liability insurance for the benefit of the Company’s directors.

Directors who are not employees of Orthovita receive the following compensation:

Cash Compensation	Non-qualified Stock Options: Initial Grant	Non-qualified Stock Options: Annual Grant	Restricted Stock or Non- qualified Stock Options: Annual Remuneration
Annual retainers and in-person meeting fees paid for service on the Board and its committees as set forth below.	Options to purchase 25,000 shares of Common Stock upon election to the Board. The exercise price per share is equal to the market price of the Company’s Common Stock on the date the director is elected to the Board. The options are fully vested upon grant and expire after ten years.	Options to purchase 10,000 shares of Common Stock. The exercise price per share is equal to the market price of the Company’s Common Stock on the date of the Annual Meeting of Shareholders, which is the date of grant. One-half of the shares underlying the options granted vest upon grant and the options vest as to 25% of the underlying shares on each of the following two years.	$15,000 annual remuneration paid in the form of restricted stock, which vests on the earlier of (i) the fifth anniversary of payment; (ii) change in control of the Company, as defined in the amended and restated 1997 Equity Compensation Plan; or (iii) when the non-employee director no longer serves on the Company’s Board of Directors. The restricted stock is valued based upon the market price of the Company’s Common Stock on the date of the Annual Meeting of Shareholders, which is the date of payment.

Annual Retainers		In-Person Meeting Fees

All board members	$9,000	Chairperson of Board meeting	$1,500
Board chairperson	4,500	Non-chairperson of Board meeting	1,000
Audit Committee chairperson	7,500	Audit Committee meeting	1,500
Compensation Committee chairperson	3,000	Compensation Committee meeting	1,000
Nominating and Corporate Governance Committee chairperson	2,000	Nominating and Corporate Governance Committee meeting	1,000
Non-chairperson Audit Committee member	3,000
Other non-chairperson Committee member (each committee)	1,500

Executive Officers of Orthovita

The names, business experience and ages of Orthovita’s executive officers are listed below:

Name	Business Experience	Age
Antony Koblish	Mr. Koblish has served as President and Chief Executive Officer of Orthovita since April 2002, after serving as Senior Vice President of Commercial Operations since June 2001. From January 1999 to June 2001, Mr. Koblish managed Orthovita’s Worldwide Marketing division. Prior to 1999, Mr. Koblish served as Director of Marketing and Product Development, Reconstructive Specialty Group of Howmedica, Inc., a subsidiary of Pfizer, Inc. Mr. Koblish earned a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute and a Master of Science degree in Engineering, Mechanical Engineering and Applied Mechanics from the University of Pennsylvania.	40

Erik M. Erbe, Ph.D.	Dr. Erbe has been Chief Science Officer since April 2002. From May 1995 to April 2002, he served as Orthovita’s Vice President, Research and Development. Prior to that time, Dr. Erbe was the Senior Product Development Engineer of 3M’s Dental Products Division and Ceramic Technology Center from 1991 to 1995. Dr. Erbe received his Ph.D. in Ceramic Engineering and Glass Science from the University of Missouri at Rolla.	41

David J. McIlhenny	Mr. McIlhenny has been Orthovita’s Senior Vice President, Operations since December 2002. From January 1996 to December 2002, Mr. McIlhenny served Orthovita in several capacities, namely Vice President of Quality Assurance and Regulatory Affairs and Vice President of Quality Systems and Operations Support and Director of Manufacturing and Quality Control. From 1991 to 1995, Mr. McIlhenny was Director of Operations and Engineering at Surgical Laser Technology, a company that developed, manufactured and marketed regulatory approved medical lasers and disposable fiber optic laser delivery systems. Mr. McIlhenny received a Bachelor of Science degree in Civil Engineering from The Pennsylvania State University, a Bachelor of Science degree in Mechanical Engineering from Drexel University and a Master of Business Administration degree from Old Dominion University.	71

Joseph M. Paiva	Mr. Paiva has been Orthovita’s Chief Financial Officer since December 1997. From December 1995 to December 1997, Mr. Paiva was the Controller of Cephalon, Inc., an international biopharmaceutical company. Mr. Paiva received a Bachelor of Science degree in Accounting from Fairleigh Dickinson University in New Jersey and a Master of Business Administration degree from Rutgers University in New Jersey. Mr. Paiva is a Certified Public Accountant.	50

Maarten Persenaire, M.D.	Dr. Persenaire has served as Orthovita’s Chief Medical Officer since April 1999. Prior to joining Orthovita, Dr. Persenaire served in several positions at AcroMed Corporation, a DePuy-Johnson & Johnson company, most recently as Vice President of Clinical Affairs. Dr. Persenaire received his medical degree from the Groningen State University in The Netherlands in 1982 and served his internship and residency in Internal Medicine and Surgery at the Greertruiden Hospital, The Netherlands, until 1983.	49

Christopher H. Smith	Mr. Smith has been Orthovita’s Senior Vice President of Sales since March 2006 after serving as the Vice President, Sales since February 2004. From 1999 to 2004, Mr. Smith was a group director at Medtronic Neurologic Technologies, a division of Medtronic, Inc. From 1992 to 1999, Mr. Smith founded and was president of ThoroughMed Inc., a spine, neurosurgery and biomaterials distributor agency based in New York. ThoroughMed was acquired by Medtronic in 1999 and incorporated into Medtronic’s Neurologic Technologies sales division.	45

EXECUTIVE COMPENSATION: REPORT OF THE COMPENSATION COMMITTEE

Compensation Philosophy. The philosophy of the Compensation Committee of the Board of Directors (the “Compensation Committee”) is to promote the achievement of Orthovita’s annual and long-term performance objectives as set by the Chief Executive Officer (“CEO”) and approved by the Board, to ensure that the executive officers’ interests are aligned with the success of Orthovita, and to provide compensation opportunities that will attract, retain, and motivate superior executive personnel. This philosophy contemplates that the compensation of each executive officer should be influenced significantly by the executive officer’s performance, measured by both financial and non-financial performance, the executive officer’s overall level of experience, as well as other subjective factors. The Compensation Committee attempts to create a balanced compensation package by combining components based upon the achievement of long-term strategic value for shareholders with components based upon the execution of shorter-term tactical goals. The Compensation Committee believes that it has instituted a management compensation plan which:

•	Attracts and retains talented management;

•	Provides both short-term and long-term incentives;

•	Focuses performance on the achievements of Orthovita’s objectives; and

•	Is consistent with shareholder interests.

Compensation Methodology. The Compensation Committee develops and implements compensation policies, plans and programs which seek to enhance shareholder value of Orthovita by closely aligning the financial interests of Orthovita’s senior management with those of its shareholders. In order to determine appropriate compensation for the CEO and other executive officers, the Compensation Committee reviews the compensation plans for comparable companies to Orthovita. The Compensation Committee retains an outside compensation consultant to determine which companies are comparable to Orthovita.

The Compensation Committee’s compensation program for senior management is comprised of the following:

Base salary. The annual base salary is designed to compensate executives for their sustained performance and level of responsibility and is established by the Compensation Committee’s subjective evaluation of the executive’s performance and experience. The Compensation Committee approves all salary increases for executive officers and presents its recommendation to the Board for approval.

Annual discretionary performance bonus. An annual discretionary performance bonus program is established in order to promote the achievement of Orthovita’s annual performance objectives. Company and individual objectives and milestones are established by the Board early each year, and are weighted for targets such as progress in sales, net loss, inventory turnover, clinical activities, and product development. Based upon achievement of these objectives, bonus amounts for each executive are recommended to the Compensation Committee by the CEO. At the end of each year, the Compensation Committee, in consultation with the CEO, determines the degree to which each Company and individual objective has been achieved and the performance bonus to be awarded to the executive. For the year ended December 31, 2005, the Compensation Committee determined that in the aggregate approximately 87% of performance objectives were achieved. The bonus dollar amounts are then submitted to the Board by the Compensation Committee for approval. The CEO participates in the annual discretionary performance bonus program under which he can receive an annual target bonus equal to 50% of his base salary if Orthovita achieves 100% of its annual performance objectives. Other executives participate in the annual discretionary performance bonus program under which they may receive an annual target bonus between 30% and 35% of their base salary if Orthovita achieves 100% of its annual performance objectives.

Long-term incentive compensation. The Compensation Committee recommends to the entire Board, the number of incentive stock option grants, restricted stock awards or other grants under the 1997 Equity Compensation Plan, if any, to be granted to each executive. For the year ended December 31, 2005, executives (exclusive of the CEO) were each granted options to purchase shares of Orthovita Common Stock in amounts ranging from 22,000 to 60,000 shares. These grants are based on Orthovita’s achievement of annual performance objectives (consistent with the methodology described under “Annual Discretionary Performance Bonus” above) as well as the Compensation Committee’s subjective view of the executive’s ability to enhance the financial and operational performance of the Company; the executive’s past performance; and the expectation of the executive’s future performance and contributions. All stock options are granted with an exercise price equal to the closing market price of Orthovita’s Common Stock on the date of grant or award.

The CEO’s compensation for fiscal year 2005 included an annual base salary of $248,062 and an annual discretionary performance bonus of $97,241, which was paid in March 2006. In addition the Board approved the grant to Mr. Koblish of options to purchase 281,520 shares of Orthovita’s Common Stock in December 2005, based upon its subjective evaluation of Mr. Koblish’s overall performance, as well as, an assessment of the stock options held by CEOs in comparable companies.

Certain provisions of the Internal Revenue Code provide generally that publicly held corporations may not deduct compensation for its chief executive officer or each of other specified executive officers to the extent that such compensation exceeds $1 million for the executive. It is not expected that these provisions will adversely affect Orthovita based on its current compensatory structure. In this regard, base salary and bonus levels are expected to remain well below the $1 million limitation in the foreseeable future. In addition, Orthovita’s 1997 Equity Compensation Plan is designed to preserve, to the extent otherwise available, the deductibility of income realized upon the exercise of stock options under the plan.

Respectfully submitted,

Russell B. Whitman, Chairperson
David Fitzgerald
Joseph L. Harris
April 28, 2006

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation paid by Orthovita during 2005 with respect to Orthovita’s Chief Executive Officer during 2005 and Orthovita’s four other most highly compensated executive officers (“Named Executive Officers”).

Executive Officer Principal Position	Year	Annual Compensation		Long-Term Compensation Awards
		Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)
Antony Koblish, Chief Executive Officer	2005 2004 2003	248,062 236,250 225,000	97,241 106,313 120,319	281,520 305,000 200,000	19,256 18,689 17,825	(1)

Maarten Persenaire, M.D., Chief Medical Officer	2005 2004 2003	203,665 195,834 186,500	45,000 58,162 65,045	28,543 115,000 110,000	16,680 15,365 14,453	(2)

Joseph M. Paiva, Chief Financial Officer	2005 2004 2003	202,020 194,250 185,000	41,100 61,189 73,120	22,834 120,000 120,000	15,713 15,598 14,860	(3)

Erik M. Erbe, Ph.D., Chief Science Officer	2005 2004 2003	199,850 195,930 186,600	42,000 26,451 65,077	28,543 230,000 110,000	15,844 14,479 14,515	(4)

Christopher Smith, Senior Vice President, U.S. Sales	2005 2004 2003	166,640 133,949 —	106,600 90,440 —	57,164 180,000 —	15,472 14,479 14,515	(5)
(1)	Includes $4,606 for life and disability insurance premiums, $9,600 for an automobile allowance, and $5,050 in matching contributions made by Orthovita under its 401(k) plan.
(2)	Includes $3,180 for life and disability insurance premiums, $7,200 for an automobile allowance, and $6,300 in matching contributions made by Orthovita under its 401(k) plan.
(3)	Includes $2,213 for life and disability insurance premiums, $7,200 for an automobile allowance, and $6,300 in matching contributions made by Orthovita under its 401(k) plan.
(4)	Includes $2,095 for life and disability insurance premiums, $7,200 for an automobile allowance, and $6,549 in matching contributions made by Orthovita under its 401(k) plan.
(5)	Includes $2,357 for life and disability insurance premiums, $7,200 for an automobile allowance, and $5,915 in matching contributions made by Orthovita under its 401(k) plan.

OPTION GRANTS IN FISCAL 2005. The following table presents information concerning options granted under Orthovita’s 1997 Equity Compensation Plan to Named Executive Officers during 2005.

	OPTION GRANTS IN LAST FISCAL YEAR
Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5% Annual Growth Rate	10% Annual Growth Rate
Antony Koblish	281,520	23.3%	$3.69	December 23, 2015	$653,301	$1,655,594
Maarten Persenaire	28,543	2.4%	$3.69	December 23, 2015	$66,237	$167,859
Joseph M. Paiva	22,834	1.9%	$3.69	December 23, 2015	$52,989	$134,285
Erik M. Erbe	28,543	2.4%	$3.69	December 23, 2015	$66,237	$167,859
Christopher Smith	57,164	4.7%	$3.69	December 23, 2015	$132,656	$336,176
(1)	Options granted have an exercise price per share equal to the closing price of Orthovita’s Common Stock on the date of grant and have a ten-year term. Shares underlying options vest as follows:

25% on the date of the grant; and

25% on each on the first three anniversaries of the date of the grant.

(2)	In accordance with SEC regulations, these columns show gains that could accrue for the respective options assuming that the market price of the Common Stock appreciates in value from the date of grant over a period of ten years at an annualized rate of 5% and 10%, respectively. Actual gains, if any, on stock option exercises are dependent on the future performance of Orthovita Common Stock and overall market conditions. These amounts are not intended to forecast possible future increases, if any, in the market price of Orthovita’s Common Stock.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES. The following table presents information about shares acquired upon the exercise of options and the number and value of options held by the Named Executive Officers at December 31, 2005.

	AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND YEAR-END VALUES
Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In- the-Money Options at December 31, 2005 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Antony Koblish	—	—	685,880	348,640	$281,712	$172,017
Maarten Persenaire	—	—	303,885	87,658	$99,046	$59,218
Joseph M. Paiva	—	—	347,458	90,876	$119,665	$65,554
Erik M. Erbe, Ph.D.	—	—	474,135	86,408	$69,756	$58,268
Christopher Smith	—	—	294,291	42,873	$53,715	$8,146
(1)	Based upon the closing price of Company Common Stock on the Nasdaq National Market on December 31, 2005 ($3.88 per share) and the exercise price of unexercised in-the-money options.

EQUITY COMPENSATION PLAN INFORMATION

AS OF DECEMBER 31, 2005

The following table provides information on Orthovita’s equity compensation plans as of December 31, 2005. All of Orthovita’s equity compensation plans have been approved by Orthovita’s shareholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Shareholders	7,560,396	$3.84	1,521,648
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	7,560,396	$3.84	1,521,648

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

In May 2002, Orthovita entered into employment agreements with each of Messrs. Koblish and Paiva and Dr. Erbe. Mr. Koblish’s agreement provides for his employment as the Company’s Chief Executive Officer and President at an annual salary of $248,062 plus an automobile allowance of $800 per month. Mr. Paiva’s agreement provides for employment as the Company’s Chief Financial Officer at an annual salary of $202,020 plus an automobile allowance of $600 per month. Dr. Erbe’s agreement provides for employment as the Company’s Chief Science Officer at an annual salary of $199,850 plus an automobile allowance of $600 per month. Each of the employment agreements with Messrs. Koblish and Paiva and Dr. Erbe contain provisions relating to the reimbursement of certain business expenses, participation in employee benefit plans, including health, disability and 401(k) plans, generally available to the other executive officers of Orthovita, life insurance in the amount of $1,000,000 for Mr. Paiva and Dr. Erbe and $3,000,000 for Mr. Koblish, and confidentiality and non-competition provisions. Each of the agreements with Messrs. Koblish and Paiva and Dr. Erbe provides for automatic one-year renewal unless cancelled by Orthovita 30 days prior to the expiration of the year. In addition, each of the agreements contains the following severance benefits and change of control provisions. If the executive officer is terminated without “cause” (as defined in the respective employment agreement) or suffers a “constructive termination without cause,” Orthovita or its successor entity will: (i) pay a severance benefit of up to 18 months of salary (in the case of Messrs. Koblish and Paiva) or 24 months of salary (in the case of Dr. Erbe); (ii) continue health insurance coverage for a period of 18 months (in the case of Messrs. Koblish and Paiva) or 24 months (in the case of Dr. Erbe) following each termination or constructive termination without cause; and (iii) pay for unused vacation time and pro-rated bonus. In addition, all stock options, restricted stock or other stock grants or awards made to the executive officer that have not yet become exercisable or vested shall become exercisable or vested.

The receipt of the 18 month (as to Messrs. Koblish and Paiva) or 24 month (as to Dr. Erbe) severance payment described above is conditioned upon the executive executing a release in favor of Orthovita. If the executive does not execute and deliver the release, he will be entitled to the amount of his base salary for the remainder of the term of his employment agreement.

The severance benefit will end or be decreased if the executive begins comparable employment elsewhere, subject to certain conditions.

In addition, upon the occurrence of a change of control of Orthovita, one hundred percent (100%) of any stock option, restricted stock or other stock grants or awards made to the executive officer that have not yet become exercisable or vested shall become exercisable or vested.

Under each of the employment agreements, a “change of control” is defined generally as meaning the acquisition by a person of securities having more than 50% of the voting power of Orthovita’s outstanding securities; a sale or other disposition of substantially all of Orthovita’s assets; a liquidation or dissolution of Orthovita; any transaction as a result of which the shareholders of Orthovita do not beneficially own at least 50% of the voting power of the surviving company in the election of directors; or a change in the composition of the Board as a result of which incumbent Board members constitute less than a majority of the Board. A “constructive termination without cause” means (i) the executive officer’s resignation following a reduction in the officer’s compensation, (ii) a material diminution in the officer’s duties and responsibilities, (iii) assignment of duties and responsibilities that are materially inconsistent with the duties and responsibilities held by the officer on the date of the employment agreement or that materially impair his ability to function in his then current position, or (iv) the failure of Orthovita to comply with any of the material terms of the employment agreement. A resignation under such circumstances will be deemed a “constructive termination without cause,” provided that, with respect to all actions taken by Orthovita other than as set forth in (ii) above, the officer provides Orthovita with notice and an opportunity to cure.

In addition, Orthovita has entered into change of control agreements with its other Executive Officers and Vice Presidents that provide for the following severance benefits:

•	If within one year after a Change of Control of Orthovita (as defined in Orthovita’s 1997 Equity Compensation Plan), (a) Orthovita terminates the executive’s employment for any reason other than “Cause” (as defined in Orthovita’s 1997 Equity Compensation Plan), disability or death, or (b) the executive voluntarily terminates employment with Orthovita on account of a “Constructive Termination” (as defined below), the executive will receive payments equivalent to his base salary, as in effect immediately prior to the termination of employment, for a minimum of six months but not to exceed twelve months, as described below.

•	A “Constructive Termination” is a termination of employment at the executive’s initiative after the occurrence of any of the following events without their consent within one year after a Change of Control of Orthovita: (a) a material diminution in his duties, responsibilities, authority or status, (b) a reduction in any amount of his annual base salary, or (c) the assignment to him of duties or responsibilities which are materially inconsistent with the duties, responsibilities, authority, or status of his position prior to the Change of Control or which materially impair his ability to function in his then current position.

•	Payment of the base salary will continue until the earlier of: (a) the commencement of “Comparable Employment” (as defined below), or (b) the first anniversary of termination of employment with Orthovita. Each executive’s entitlement to receive the payments described above will depend upon such executive’s execution of Orthovita’s standard separation of employment and general release at the time of termination of employment.

•	“Comparable Employment” means that new employment with another employer after the executive’s termination that (i) pays a salary that is no less than 75% of his base salary on the termination date and (ii) requires performance of the same or similar skill levels as when employed by Orthovita.

•	If an executive officer is eligible to receive severance benefits under the terms of a written employment agreement, severance agreement, offer letter or change of control agreement, he will receive the benefits from either the change of control agreement, the severance agreement, the offer letter or the employment agreement, depending on which arrangement provides the higher level of benefits.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Based on the Schedule 13D filed with the SEC on June 10, 2005, Angiotech Pharmaceuticals, Inc. (“Angiotech”) is the holder, as of June 10, 2005, of approximately 10.9% of Orthovita’s outstanding shares of Common Stock. The Company entered into an Exclusive Sales Distribution Agreement with Angiotech BioMaterials Corp. (a former subsidiary of Angiotech, formerly known as Cohesion Technologies, Inc.), dated as of July 1, 2004, and as amended to date (the “Distribution Agreement”) to distribute, market and sell CoStasis® (which the Company rebranded as VITAGEL Surgical Hemostat) a composite liquid hemostat, and the CELLPAKER® plasma collection system, which is used together with VITAGEL, to surgical customers throughout North America. During the year ended December 31, 2005, the Company purchased approximately $3,227,199 of product inventory from Angiotech under the Distribution Agreement.

On March 20, 2006, we entered into License Agreement with Angiotech pursuant to which Angiotech licenses VITAGEL Surgical Hemostat products and the CELLPAKER plasma collection system to us and we assume manufacturing responsibility for these products. The Distribution Agreement described above served as the basis for the establishment of the License Agreement and, upon completion of the sale of the VITAGEL and CELLPACKER products in inventory, which we purchased from Angiotech in the second half of 2005, the Distribution Agreement will terminate and the License Agreement will represent the sole agreement governing the relationship between the parties. Under the License Agreement, we have the right to manufacture, and the exclusive right to sell, VITAGEL and CELLPACKER products throughout the world. Under the License Agreement, we will be subject to minimum sales quotas and must make royalty payments based on a share of all revenue we receive from net sales of VITAGEL and CELLPACKER products that we manufacture. The License Agreement is effective as of January 1, 2006 and expires on December 31, 2014.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee selects Orthovita’s independent registered public accountants.

As described more fully in its charter, the Audit Committee provides oversight of the quality and integrity of Orthovita’s financial statements, internal controls and financial reporting process, and Orthovita’s process to manage business and financial risks and compliance with legal, ethical and regulatory requirements. In addition, the Audit Committee interacts directly with and evaluates the performance of the independent registered public accountants, including by determining whether to engage or dismiss the independent registered public accountants, determining compensation of the independent registered public accountants and monitoring the independent registered public accountant’s qualifications and independence.

Management is responsible for the preparation, presentation and integrity of the financial statements, and evaluation of and assessment of the effectiveness of Orthovita’s internal control over financial reporting. KPMG LLP, Orthovita’s independent registered public accountants, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board. In addition, KPMG LLP expresses an opinion on management’s assessment of internal control over financial reporting and expresses an opinion on internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management. In addition, the Audit Committee has reviewed management’s assessment of the effectiveness of Orthovita’s internal control over financial reporting. Management represented to the Audit Committee that Orthovita’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accountants (i) the audited consolidated financial statements; (ii) their opinion regarding the financial statements and their opinion regarding management’s assessment of internal control over financial reporting pursuant to Public Company Accounting Oversight Board Standard No. 2 and (iii) the matters required to be discussed in accordance with Statement on Auditing Standards No. 61, as, “Communications with Audit Committees,” as amended.

Orthovita’s independent registered public accountants also provided the Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Committee discussed with the independent registered public accountants that firm’s independence.

Based on the review and discussion described above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in Orthovita’s annual report on Form 10-K for the year ended December 31, 2005.

Respectfully submitted,

Mary Paetzold, Chairperson
Morris Cheston, Jr.
Robert M. Levande
April 28, 2006

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected KPMG LLP as the independent registered public accountants to examine the consolidated financial statements of Orthovita for 2006. A representative of KPMG LLP will be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions raised at the meeting.

The following table sets forth the aggregate fees incurred by the Company in connection with KPMG’s audit of the Company’s financial statements for the years ended December 31, 2005 and 2004, and for other services rendered by KPMG LLP in those periods.

	Year Ended December 31
	2005	2004
Audit Fees	$456,715	$434,000
Audit Related Fees	—	68,000
Tax Fees	—	6,500
All Other Fees	—	—

	$456,715	$508,500

Audit Fees are fees paid to KPMG LLP for professional services for the audit of Orthovita’s consolidated financial statements included in the Company’s Form 10-K and review of financial statements included in the Company’s Form 10-Qs, and for services that are normally provided by the independent registered public accountants in connection with regulatory filings or engagements. Audit Related Fees included fees relating to services performed in connection with the issuance of consents to various registration statements under the Securities Act of 1933 filed by Orthovita, as well as for consultation on financial accounting and reporting matters in connection with these registration statements. Tax Fees are for tax compliance services provided by KPMG LLP.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by Orthovita’s independent registered public accountants must be approved in advance by the Audit Committee. As permitted by the SEC’s rules, the Audit Committee has adopted policies and procedures for giving such approval. The Audit Committee policy is to allow the Audit Committee Chairperson to pre-approve any audit or non-audit services up to $5,000 in the aggregate and report such fees to the Committee at the next meeting.

COMPARATIVE STOCK PERFORMANCE GRAPH

The following graph shows how an initial investment of $1 in Orthovita’s Common Stock would have compared to an equal investment in the Nasdaq Biotech-Pharmaceutical Index (“BPI”) and the Nasdaq National Market Index for the five-year period commencing December 31, 2000.

Measurement Period	Nasdaq Biotech- Pharmaceutical Index	Nasdaq National Market Index	Orthovita: Nasdaq
December 31, 2001	—	53	51
December 31, 2002	75	36	69
December 31, 2003	96	54	51
December 31, 2004	98	59	67
December 31, 2005	110	60	62
April 28, 2006	112	63	63

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors, certain of the Company’s officers, and persons or entities who own more than ten percent of Orthovita’s Common Stock, to file with the SEC reports of beneficial ownership and changes in beneficial ownership of the Company’s Common Stock. These directors, officers and shareholders beneficially owning more than ten percent of Orthovita’s Common Stock are required by regulations to furnish the Company with copies of all forms they file under Section 16(a).

Based solely upon a review of the copies of such reports furnished to the Company and written representations from such directors, officers and shareholders beneficially owning more than ten percent of the Company’s Common Stock, the Company believes that all Section 16(a) filing requirements were satisfied during 2005, except that Joseph Harris filed his initial statement of beneficial ownership after the applicable due date.

SHAREHOLDER PROPOSALS

All shareholder proposals to be considered for inclusion in Orthovita’s proxy statement and proxy for the 2007 Annual Meeting of Shareholders of Orthovita must be submitted in writing to Joseph M. Paiva, Secretary, Orthovita, Inc., 45 Great Valley Parkway, Malvern, Pennsylvania 19355, and received by Orthovita no later than January 1, 2007, and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.

In connection with any proposal submitted by shareholders for consideration at the 2007 Annual Meeting of Shareholders, other than proposals submitted for inclusion in Orthovita’s proxy statement and proxy, Orthovita may exercise discretionary voting authority with respect to proxies solicited for that meeting and without any disclosure regarding that proposal in the proxy statement or proxy if appropriate notice of the shareholder’s proposal is not received by Orthovita at its principal executive offices by March 26, 2007.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Annual Report for the year ended December 31, 2005 is enclosed. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

A copy of Orthovita’s Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the SEC, excluding exhibits thereto, may be obtained, without charge, by contacting Joseph M. Paiva at Orthovita, Inc., 45 Great Valley Parkway, Malvern, Pennsylvania 19355.

By Order of the Board of Directors,

JOSEPH M. PAIVA Corporate Secretary

ORTHOVITA, INC.

2006 Annual Meeting of Shareholders — July 24, 2006

This Proxy Is Solicited on Behalf of the Board of Directors of Orthovita, Inc.

The undersigned, having duly received notice of the meeting, the proxy statement, and annual report of Orthovita, Inc., and revoking all prior proxies, hereby appoints Joseph M. Paiva, proxy of the undersigned (with full power of substitution), for and in the name(s) of the undersigned, to vote all shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Orthovita, Inc. to be held at the Company’s offices, 91 Great Valley Parkway, Malvern, Pennsylvania, PA 19355, USA at 4:00 p.m. (local time), on Monday, July 24, 2006 and any adjourned sessions thereof, subject to the directions indicated on this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES

☐ Please mark your votes as in this example.

1.	ELECTION OF DIRECTORS

Nominees: Morris Cheston, Jr., David Fitzgerald, Joseph L. Harris, Antony Koblish, Robert M. Levande, Mary Paetzold and Russell B. Whitman.

☐  FOR ALL NOMINEES        ☐  WITHHOLD FOR ALL NOMINEES        ☐  FOR ALL NOMINEES EXCEPT

To withhold authority to vote for a particular nominee(s), mark the “FOR ALL NOMINEES EXCEPT” box and write the name of the nominee(s) on the line provided:

__________________________________________
__________________________________________

IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENTS THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED ON THIS PROXY CARD, THIS PROXY WILL BE VOTED “FOR” THE LISTED NOMINEES FOR ELECTION AS DIRECTOR.

Attendance of the undersigned at the meeting or at any adjournment sessions thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or sessions the intention of the undersigned to revoke said proxy in person.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

DATE:

SIGNATURE:

PRINTED NAME:

SIGNATURE (if held jointly):

EMAIL:

Note: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such, and if signed as a corporation or other entity, please sign with the entity name by duly authorized officer or officers. Joint owners should each sign personally.